Mr. Michael Lawson
Treasurer
AT Disciplined Equity Fund, a Series of The Advisors
Inner Circle Fund
c/o SEI Investments Company, Inc
One Freedom Valley Drive
Oaks, PA 19456


February 26, 2014



Dear Mr. Lawson:

On February 24, 2014, AT Disciplined Equity Fund, a series of The Advisors Inner Circle Fund (Commission
File Number 033-42484) notified
PricewaterhouseCoopers LLP that our engagement as auditors was terminated effective January 2, 2014.

Very truly yours,



PricewaterhouseCoopers LLP

cc:	Office of the Chief Accountant
PCAOB Letter Files
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549-7561